                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Avirunion, a.s.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated February 17, 1997, with respect to the financial statements of Avirunion, a.s. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.


                                    KPMG Ceska republika Audit, spol.
                                    S.r.o.


Prague, Czech Republic
March 6, 1998